UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 8, 2004
                                                  --------------------



                         CANTERBURY CONSULTING GROUP, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



Pennsylvania                        0-15588                   23-2170505
------------                   ----------------        ----------------------
State or other jurisdiction    (Commission                (IRS Employer
of incorporation)               File Number)              Identification No.)



352 Stokes Road, Suite 200,  Medford, New Jersey                 08055
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (609) 953-0044
                                                   -------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued
          Listing Rule or Standard; Transfer of Listing

On September 8, 2004 the Nasdaq Stock Market ("Nasdaq") notified Canterbury that the Company's common stock has not maintained a minimum market value of publicly held shares ("MVPHS") of $1,000,000 as required for continued inclusion by Nasdaq's Marketplace Rule 4310(c)(7) (the "Rule"). Therefore, in accordance with Marketplace Rule 4310(c)(8)(B), the Company will be provided 90 calendar days, or until December 7, 2004, to regain compliance. If, at anytime before December 7, 2004, the MVPHS of the Company's common stock is $1,000,000 or more for a minimum of 10 consecutive trading days, Nasdaq will provide written notification that the Company complies with the Rule. If compliance with this Rule cannot be demonstrated by December 7, 2004, Nasdaq will provide written notification that the Company's securities will be delisted.

On June 23, 2004 Nasdaq had notified Canterbury that the bid price of the Company's common stock had closed below the minimum requirement for continued inclusion under Marketplace Rule 4310(c)(4), and that in accordance with Marketplace Rule 4310(c)(8)(D), the Company must regain compliance by December 20, 2004 or be delisted.


ITEM 9.01. Financial Statements and Exhibits


      (c)  Exhibits



           Number                   Description

            99      Letter to Canterbury Consulting Group, Inc.
                    from The Nasdaq Stock Market dated September 8, 2004


                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CANTERBURY CONSULTING GROUP, INC.

                                         BY: /s/ Kevin J. McAndrew
                                         ----------------------------
                                         Kevin J. McAndrew, President

Dated: September 13, 2004